EXHIBIT (24)


REPORT OF INDEPENDENT ACCOUNTANTS
ON FINANCIAL STATEMENT SCHEDULE


To the Board of Directors of
Bausch & Lomb Incorporated


Our audits of the consolidated financial statements referred to in our report dated January 23, 1996, except as to the last paragraph of Note 8 - Provision for Income Taxes which is as of February 15, 1996, appearing on page 65 of the 1995 Annual Report to Shareholders of Bausch & Lomb Incorporated (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-
K) also included an audit of the Financial Statement Schedule listed in Item 14(a)2 of this Form 10-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Rochester, New York
January 23, 1996



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56066, 2-85158,
33-15439 and 33-35667) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-
51117) of Bausch & Lomb Incorporated of our report dated
January 23, 1996, except as to the last paragraph of Note 8
- Provision for Income Taxes which is as of February 15,
1996, appearing on page 65 of the 1995 Annual Report to Shareholders of Bausch & Lomb Incorporated which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our above report on the Financial Statement Schedule.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Rochester, New York
March 28, 1996